SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – January 13, 2005

BELL INDUSTRIES, INC.

California	1-11471	95-2039211
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

1960 E. Grand Avenue, Suite 560, El Segundo, California	90245

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 563-2355

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2005, Bell Industries, Inc. (the “Company”), entered into a Severance Agreement (the “Agreement”) with Mitchell I. Rosen, Chief Financial Officer of the Company, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement provides that if the Company terminates Mr. Rosen’s employment for any reason other than death, Disability, Retirement or Cause, as defined in the Agreement, the Company shall pay to Mr. Rosen a severance amount equal to six months of Mr. Rosen’s then-current base compensation.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

     Exhibit 10.1 Severance Agreement, by and between the Company and Mitchell I. Rosen, dated as of January 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: January 19, 2005	By:	/s/ Russell A. Doll
		Name:	Russell A. Doll
		Title:	Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance Agreement by and between the Company and Mitchell I. Rosen, dated as of January 13, 2005.